Exhibit 99.1

Launchpad Cadenza Acquisition Corp I Announces Pricing of $200,000,000 Initial Public Offering

New York, NY, Dec. 17, 2025 (GLOBE NEWSWIRE) -- Launchpad Cadenza Acquisition Corp I (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Global Stock Market LLC (“Nasdaq”) and begin trading on December 18, 2025, under the ticker symbol “LPCVU.” Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. An amount equal to $10.00 per unit will be deposited into a trust account upon the closing of the offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “LPCV” and “LPCVW,” respectively. The offering is expected to close on December 19, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be on technology and software infrastructure companies operating within the blockchain, financial technology, and digital assets ecosystems.

The Company’s management team is led by Max Shapiro, its Chief Executive Officer, Jurgen van de Vyver, its Chief Financial Officer, and Kumar Dandapani, the Chairman of the Board of Directors (the “Board”). The Board also includes Sean O’Malley and Jonathan Bier.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, New York, New York 10022, or by email at prospectus@cantor.com, or by accessing the SEC’s website, www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on December 17, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the expected closing of the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Launchpad Cadenza Acquisition Corp I

Jurgen van de Vyver
jurgen@launchpad.vc

Harris Wellner
harris@cadenza.vc